Exhibit 10.27

SECOND AMENDMENT

THIS SECOND AMENDMENT (the “Amendment”) is made and entered into as of October 19, 2017, by and between 601 MCCARTHY OWNER, LLC, a Delaware limited liability company (“Landlord”), and FIREEYE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.    Landlord and Tenant are parties to that certain lease dated August 4, 2016 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment dated December 1, 2016 (the “First Amendment” and, together with the Original Lease, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing 189,481 rentable square feet (the “Premises”) located at 601 McCarthy Boulevard, Milpitas, California (the “Building”).

B.    Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.    Amendment. Effective as of the date hereof, Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1    Fire/Life Safety Upgrades. Notwithstanding anything to the contrary contained in the Lease, Tenant shall, at Tenant’s sole cost and expense (subject to Fire/Life Safety Upgrades Allowance, defined below), replace the Building’s fire alarm control panel (the “FACP”), including the FACP’s associated amplifier, expansion board, annunciator panel, power supplies and boosters (including the design, engineering and permit submittal for same) (collectively, the “FACP Upgrade”). In addition to the FACP Upgrade, Tenant shall be solely responsible for all fire/life safety wiring, equipment and devices covering the Premises and all other portions of the Building, including electrical, mechanical, restroom, locker room or other elements, and for integrating all fire/life safety elements in or serving the Premises into the base Building’s fire/life safety system (the “Fire/Life Safety Improvements”). The FACP Upgrade and the Fire/Life Safety Improvements are collectively referred to herein as the “Fire/Life Safety Upgrades”. Tenant’s performance of the Fire/Life Safety Upgrades shall be subject to the terms and conditions of Section 1 of Exhibit “B” to the Original Lease, and Tenant shall perform the Fire/Life Safety Upgrades concurrently with (and as a part of) the Tenant Improvements described in Section 1 of Exhibit “B” to the Original Lease. Landlord shall contribute up to $75,000.00 toward the cost of the Fire/Life Safety Upgrades (the “Fire/Life Safety Upgrades Allowance”). The Fire/Life Safety Upgrades Allowance shall be added to and shall become a part of the Improvement Allowance described in Section 1.5 of Exhibit “B” to the Original Lease, and shall be subject to the terms and conditions thereof; provided, however, Landlord shall be entitled to deduct from the total Improvement Allowance an additional construction coordination fee equal to $750.00 (i.e., one percent (1%) of the Fire/Life Safety Upgrades Allowance).

1.2    Condition of Premises and Building.

1.2.1    The Term of the Lease commenced for all purposes on June 1, 2017. Except as may be expressly provided otherwise in this Amendment, Tenant is deemed to have accepted the

Premises and Building “as-is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, subject to any of Landlord’s ongoing obligations of maintenance, repair and replacement pursuant to the terms of the Original Lease, including, without limitation, the terms of Article 7 thereof, and any Required Upgrades, all of which shall continue in full force and effect. Except with respect to (a) the installation of the Charging Stations and Additional Charging Stations as called for in the Original Lease and in the First Amendment, respectively, (b) Landlord’s continued construction of the Required Upgrades pursuant to Section 2.4 of Exhibit “B” to the Original Lease (the work called for in (a)-(b) being the “Remaining Obligations”), and (c) Landlord’s obligation to perform the HVAC System Repairs (defined below), and (d) Landlord’s ongoing obligations of maintenance, repair and replacement pursuant to the terms of the Original Lease, Tenant acknowledges and agrees that Landlord has fulfilled all of Landlord’s obligations under the Lease relating to the Landlord Work and the condition of the Premises and Building, including, without limitation: (i) the condition of the Building Systems, roof structure and membrane, windows and Structural Elements called for in Section 7 of the Original Lease, (ii) the condition, operation, maintenance (including preventive maintenance) and repair of the Building’s HVAC system, including performance of the deferred maintenance described in Exhibit “I” to the Original Lease; (iii) subject to Landlord’s contribution of the Fire/Life Safety Upgrades Allowance, the Building’s fire/life safety system; (iv) the Building’s power or electrical supply and distribution, including the utility feed, transformer(s), switchgear, panels/subpanels and other infrastructure; (v) the replacement of or modification to any exterior doors of the Building; (vi) any issues relating to the back-up generators and UPS units, exterior and elevator lighting, and the location of equipment in any electrical closet; (vii) the Landscaping Work; and (viii) any plumbing issues, including, without limitation, the condition of the Building’s cold water gate valves, grease interceptor and water lines. Tenant hereby waives any claims against Landlord relating to any failure to fulfill all of Landlord’s obligations under the Lease relating to the Landlord Work or any delivery condition of the Premises and Building (other than the Remaining Obligations and the HVAC System Repairs).

1.2.2    In connection with the Remaining Obligations: (A) Landlord shall continue to be responsible for installing the Charging Stations and Additional Charging Stations called for in the Lease, it being understood that (i) pursuant to Tenant’s request, installation thereof was deferred until a time frame closer to the date Tenant expects to complete Tenant’s construction of the Tenant Improvements, so Landlord’s remaining obligation with respect to the installation of the Charging Stations and Additional Charging Stations shall be to use good faith efforts to complete such installation within a reasonable time period after Tenant requests in writing that such installation work be re-commenced, and (ii) the costs borne by Landlord in connection with the Additional Charging Stations called for in the First Amendment shall be deducted from the Improvement Allowance provided in Section 1.5.1(a) of Exhibit “B” to the Original Lease; and (B) Landlord’s remaining obligation with respect to the Required Upgrades shall be to use good faith efforts to complete the Required Upgrades within a reasonable time period following Landlord’s receipt of the Upgrade Notice, and otherwise perform the same in accordance with Section 2.4 of Exhibit “B” to the Original Lease.

1.2.3    Landlord shall perform, at its sole cost and expense, those certain repairs to the Building’s HVAC System described on Exhibit A attached hereto (the “HVAC System Repairs”). Landlord shall complete the Landlord HVAC Work on or before November 15, 2017, and shall notify Tenant, in writing, of Landlord’s completion of the HVAC System Repairs.

1.3    Release. As a material inducement to Landlord to enter into this Amendment, including providing to Tenant the Fire/Life Safety Improvement Allowance described in Section 1.1 above, Tenant, for itself and on behalf of its past and present affiliates, predecessors, successors, officers, directors, agents, employees, attorneys, partners and their respective successors and assigns, subsidiaries, divisions, parents, administrators, trustees, insurers, and any personal representatives of Tenant, and each of them, fully, finally and forever release, waive and discharge Landlord, its past and present affiliates, predecessors, successors, officers, directors, agents, employees, managers, investors, attorneys, partners and their respective successors and assigns, subsidiaries, divisions, parents, administrators, trustees, insurers, and any personal representatives of and from any and all claims which were raised, or which could have been raised and any and all demands, actions, causes of action, obligations, damages and liabilities of every nature whatsoever, whether matured or contingent, whether known or unknown, suspected or claimed, which Tenant had in the past, now has, or claims to now have against Landlord, arising out of and/or relating to Tenant’s allegations regarding misrepresentations or default by Landlord in connection with the Building’s power, electrical supply and/or power feed, including transformer(s), switchgear, panels/subpanels, and other electrical infrastructure (collectively, the “Released Claims”), all as further described in a series of correspondence between and among Tenant’s and Landlord’s representatives and counsel, including, without limitation, those allegations made in the letters from Shara Lynn Casby of Tenant to Carol Donnelly of Landlord dated May 4, 2017 (to which Carol Donnelly responded by letter dated May 11, 2017), from Matthew Gluck of Gluck Daniel LLP (counsel for Tenant) to Carol Donnelly dated May 16, 2017, and from Matthew Gluck to Gregory Shean (counsel for Landlord) dated May 19, 2017. With respect to the Released Claims set forth above, Tenant hereby acknowledges that it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM/HER, MUST HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT PERTAINING TO THE RELEASE. Tenant represents and warrants to Landlord that it executes this Amendment with full knowledge of any and all rights which it may have by reason of any of the matters described herein and it has received herein. Tenant hereby further assumes the risk of mistake of fact in connection with the true facts involved in connection with the matters described herein, and with respect to any facts which are now unknown to Tenant relating thereto and agrees that this Amendment shall be in all respects enforceable and not subject to termination or rescission by any such difference in facts.

2.    Miscellaneous.

2.1    Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

2.2    Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

2.3    Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises have not undergone inspection by a “Certified Access Specialist” (“CASp”) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder, such CASp inspection shall be performed at Tenant’s sole cost and expense and Tenant shall be solely responsible for the cost of any repairs, upgrades, alterations and/or modifications to the Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such CASp inspection as required by Law, which repairs, upgrades, alterations and/or modifications may, at Landlord’s option, be performed by Landlord at Tenant’s expense, payable as Additional Rent within ten (10) days following Landlord’s demand. The terms of this Section 2.3 shall only apply in the event Tenant exercises its right to perform a CASp inspection of the Premises. Otherwise, the terms of the Lease shall apply, without limitation, to the compliance, repairs and maintenance obligations of the parties.

2.4    The terms of Article 28 of the Original Lease shall apply to this Amendment.

2.5    This Amendment may be executed and delivered by facsimile in one or more counterparts, each of which shall constitute one and the same Amendment. If this Amendment is signed and delivered in such manner, Landlord and Tenant shall promptly deliver an original signed version to the other. Any digital image copy of this Amendment (to the extent fully executed and delivered) shall be treated by the parties as a true and correct original of the same and admissible as best evidence to the extent permitted by a court of proper jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:	TENANT:

601 MCCARTHY OWNER, LLC,	FIREEYE, INC.,
a Delaware limited liability company	a Delaware corporation

By: 601 McCarthy Holdings, LLC,	By: /s/ Frank Verdecanna
a Delaware limited liability company,
sole member	Name: Frank Verdecanna

By: ECI Four McCarthy, LLC,	Title: EVP & Chief Financial Officer
a Delaware limited liability company,
administrative member	Dated: October 23, 2017

By: Embarcadero Capital Investors Four LP,
a Delaware liability partnership, sole member

By: ECI Four LLC,
a Delaware limited liability company,
general partner

By: /s/ Eric Yopes

Name: Eric Yopes

Title: Manager

Dated: Oct. 23, 2017

Exhibit A

601 McCarthy

HV AC SYSTEM REPAIRS

Unit	Tons	Apx Age	Agreed
ACI	75	19	Adjust Fan Spring Isolators, Replace six (6) 3-pole 40 amp contactors with auxiliary contacts, Replace four (4) 3-pole 40 amp contactors
AC2	75	19	Adjust Fan Spring Isolators, Replace six (6) 3-pole 40 amp contactors with auxiliary contacts, Replace four (4) 3-pole 40 amp contactors
AC3	75	19	Adjust Fan Spring Isolators, Replace six (6) 3-pole 40 amp contactors with auxiliary contacts, Replace four (4) 3-pole 40 amp contactors, Secure wiring with wire ties.
AC4	75	19	Adjust Fan Spring Isolators, Replace six (6) 3-pole 40 amp contactors with auxiliary contacts, Replace four (4) 3-pole 40 amp contactors
AC7	25	19	Adjust Fan Spring Isolators, Replace six (6) 3-pole 40 amp contactors with auxiliary contacts, Replace four (4) 3-pole 40 amp contactors, Terminal Block Replacement.
AC8	30	19	Adjust Fan Spring Isolators, Replace six (6) 3-pole 40 amp contactors with auxiliary contacts, Replace four (4) 3-pole 40 amp contactors
ACI0	40	19	Adjust Fan Spring Isolators, Replace six (6) 3-pole 40 amp contactors with auxiliary contacts, Replace four (4) 3-pole 40 amp contactors
PUMP1		19	Align Pump
PUMP2		19	Align Pump
EF-3			Replace Belt (4L270), Replace missing screws, Clean Equipment Replace Sheave and Pulley.
EF-4			Replace Belt (A-31), Replace missing screws, Clean Equipment
EF-5			Replace Belt (A-31), Replace missing screws, Clean Equipment
EF-6			Replace Belt (A-23), Replace missing screws, Clean Equipment Replace Sheave and Pulley
EF-7			Replace Belt (A-23), Replace missing screws, Replace Fuses, Clean Equipment
EF-10			Replace Belt (4L200), Clean Equipment Replace Sheave and Pulley
EF-11			Replace Belt (4L210), Clean Equipment Replace Sheave and Pulley
MAU-I			Clean burner, sump and distribution tubes.
MAU-2			Clean burner, sump and distribution tubes.

A-1

CU-2	None
FC-2	Replace Filters, Clean Coil, Clean Blower Section, clean Electrical Section (Units disconnected and set aside by Tenant. Work cannot take place until equipment is reset and started up).
CU-3	None
FU-3	Replace Filters, Clean Coil, Clean Blower Section, clean Electrical Section (Units disconnected and set aside by Tenant. Work cannot take place until equipment is reset and started up).
ACC-5	None
FC-5	Replace Filters, Clean Coil, Clean Blower Section, clean Electrical Section (Units disconnected and set aside by Tenant. Work cannot take place until equipment is reset and started up).
ACC-6	None
FC-6	Replace Filters, Clean Coil, Clean Blower Section, clean Electrical Section (Units disconnected and set aside by Tenant. Work cannot take place until equipment is reset and started up).

A-2